EX 99.28(g)(3)(viii)

Amendment to Master Custodian Agreement

This Amendment, effective as of September 25, 2017, to the Master Custodian Agreement dated as of December 30, 2010, (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is by and among each management investment company, and each Cayman Islands entity identified on Appendix A attached thereto (each a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, the Custodian and the Funds (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund in each Account.

Whereas, the following changes have been approved by the Board of Trustees of JNL Series Trust, the Board of Managers of JNL Variable Fund LLC, and the Board of Trustees of Jackson Variable Series Trust (collectively, the “Changes”), effective September 25, 2017:

1)	Fund name changes for the following two JNL Series Trust funds:

JNL/DFA Moderate Allocation Fund to the JNL/DFA Moderate Growth Allocation Fund; and
JNL/PIMCO Total Return Bond Fund to the JNL/DoubleLine® Core Fixed Income Fund.

2)	The addition of the following three new JNL Series Trust funds:

JNL/ClearBridge Large Cap Growth Fund;
JNL/GQG Emerging Markets Equity Fund; and
JNL/Invesco Diversified Dividend Fund.

3)	Fund name changes for the following two JNL Variable Fund LLC funds:

JNL/Mellon Capital Global 30 Fund to the JNL/Mellon Capital MSCI World Index Fund; and
JNL/Mellon Capital Nasdaq® 100 Fund to the JNL/Mellon Capital Nasdaq® 100 Index Fund.

4)	Fund name change for the following Jackson Variable Series Trust fund:

JNL/DFA U.S. Micro Cap Fund to the JNL/DFA U.S. Small Cap Fund.

Whereas, pursuant to the approval of the Changes, as outlined above, the parties have agreed to amend Appendix A of the Agreement, effective September 25, 2017, to:

1)
Update the following JNL Series Trust fund name in the JNL Series Trust section; and add the JNL/DoubleLine® Core Fixed Income Fund to the JNL Series Trust section, pursuant to a sub-adviser replacement and fund name change for the JNL/PIMCO Total Return Bond Fund, whose assets are currently held at JPMorgan Chase Bank, N.A.:

JNL/DFA Moderate Allocation Fund to the JNL/DFA Moderate Growth Allocation Fund.

2)	Add the three new JNL Series Trust funds to the JNL Series Trust section.

3)	Update the two JNL Variable Fund LLC fund names in the JNL Variable Fund LLC section.

4)	Update the Jackson Variable Series Trust fund name in the Jackson Variable Series Trust section.

Now, Therefore, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1)	Appendix A to the Agreement is hereby deleted and replaced in its entirety with Appendix A dated September 25, 2017, attached hereto.

2)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3)
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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In Witness Whereof, the parties hereto have caused this Amendment to be executed by their officers designated below, effective September 25, 2017.

JNL Series Trust
JNL Investors Series Trust
JNL Strategic Income Fund LLC
JNL Variable Fund LLC
Jackson Variable Series Trust,
each on behalf of its portfolios listed on Appendix A hereto

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced
Commodity Strategy Fund Ltd.

By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

State Street Bank and Trust Company

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Appendix A
to
Master Custodian Agreement

(Last Updated as of September 25, 2017)

JNL Series Trust
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Mid Cap Fund
JNL/AB Dynamic Asset Allocation Fund
JNL/AQR Large Cap Relaxed Constraint Equity Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/Crescent High Income Fund
JNL/DFA Growth Allocation Fund
JNL/DFA Moderate Growth Allocation Fund
JNL/DFA U.S. Core Equity Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/FPA + DoubleLine Flexible Allocation Fund(for the portion of assets managed by DoubleLine Capital LP)
JNL/FPA + DoubleLine Flexible Allocation Fund(for the portion of assets managed by First Pacific Advisors, LLC)
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Emerging Markets Innovator Fund
JNL/Oppenheimer Global Growth Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/PPM America Value Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

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JNL Investors Series Trust
JNL/PPM America Low Duration Bond Fund

JNL Strategic Income Fund LLC
JNL/PPM America Strategic Income Fund

JNL Variable Fund LLC
JNL/Mellon Capital JNL 5 Fund
JNL/Mellon Capital MSCI World Index Fund
JNL/Mellon Capital Nasdaq® 100 Index Fund
JNL/Mellon Capital S&P® SMid 60 Fund

Jackson Variable Series Trust
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund

Cayman Islands Entities:

JNL/AB Dynamic Asset Allocation Fund Ltd.

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd.

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